Exhibit 15.1

Acknowledgment of Ernst & Young LLP,

Independent Registered Public Accounting Firm

Board of Directors

Lockheed Martin Corporation

We are aware of the incorporation by reference in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Lockheed Martin Corporation for the registration of debt securities of our report dated April 24, 2013 relating to the unaudited consolidated interim financial statements of Lockheed Martin Corporation that is included in its Form 10-Q for the quarter ended March 31, 2013.

/s/ Ernst & Young LLP

McLean, Virginia

April 24, 2013